UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: January 28, 2004
(Date of earliest event reported)

ALLIANCE FIBER OPTIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-31857	77-0554122
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

735 North Pastoria Avenue, Sunnyvale, California 94085
(Address of principal executive offices)         (Zip Code)

Registrant's telephone number, including area code: (408) 736-6900

Item 12. Results of Operations and Financial Condition.

        The information in this Current Report is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing

        On January 28, 2004, Alliance Fiber Optic Products Inc. issued a press release announcing its financial results for the quarter ended December 31, 2003. A copy of the earnings release is furnished herewith as Exhibit 99.1

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated: January 28, 2004

ALLIANCE FIBER OPTIC PRODUCTS, INC.

By /s/ Anita K. Ho
Name: Anita K. Ho
Title: Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated January 28, 2004 announcing fourth quarter 2003 results.